UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2020

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INTELLIGENT BUYING, INC.

(Exact name of registrant as specified in its charter)

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California	001-34861	20-0956471
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

400 Seventh Avenue

Brooklyn NY 11215

(Address of Principal Executive Office) (Zip Code)

718-788-4014

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2019, Intelligent Buying, Inc. ( “INTB” or the “Company”), as reported in the Company’s Form 8-K, filed with the SEC on March 19, 2019, the Company entered into a Reorganization Agreement (the “Reorganization Agreement”) pursuant to which the Company agreed to acquire Jaguaring Company d/b/a Cannavolve  (“Cannavolve”), a Washington corporation.  On April 27, 2019, the parties amended the Reorganization Agreement, and a Form 8-K was filed with the Securities and Exchange Commission on May 6, 2019.

On January 2, 2020, the Company and Cannavolve signed a Second Amendment to the Reorganization Agreement (the “Second Amendment”). As amended, Section 3.01(c) of the Second Amendment reads as follows:

“(c) Capital Structure.  The authorized capital stock of the Company consists of 50,000,000 shares of Company common stock at par value $.001 per share, and 25,000,000 shares of Preferred Stock, par value $.001 per share. There are 100,000 shares of Preferred Stock issued to Principal Holdings, LLC (“Principal”) before the Closing, in consideration of Principal successfully negotiating the purchase of INTB, structuring this Agreement and the capitalization, and performing due-diligence.  All outstanding shares of common stock and Preferred Stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.  At and as of the Closing INTB’s current principal shareholder (the “INTB Principal”) will return to INTB, for cancellation and retirement, all but 211,119 shares owned by the INTB Principal, so that, as a result of the retirement of the 5,442,214 shares by the INTB Principal, the issuance of up to 861,738 shares to the HOLDERS, and the issuance of (i) 796,574 shares to certain bridge investors upon conversion of their promissory notes, and (ii) 298,801 shares to cash investors, [both (i) and (ii) in a Rule 506(b) Pre-Closing Offering which has raised $1,085,414 as of the date hereof, and which will continue as a best efforts offering to raise up to a total of $2,000,000], INTB will have issued and outstanding, or subscribed and paid for, 7,304,571 common shares as of the Closing.  As of the Closing, there will  be no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote, except for the INTB Note, a copy of which is attached hereto as Exhibit “B.”  INTB and CANNAVOLVE both acknowledge and agree that all of the proceeds from the Pre-Closing Offering will be held in escrow, and none of the proceeds of the offering, will be released to INTB until this Second Amended Agreement is signed by all parties.  Except as set forth above and in Exhibit “A”, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), except as set forth in Article VII, Post-Closing Recapitalization.”

Section 7.01 of Article VII of the Reorganization Agreement, as amended by the Second Amendment, now reads as follows:

“7.01 Increase in Authorized Common Shares; Forward Split.  Immediately after signing this Second Amended Reorganization Agreement, INTB will continue to offer additional restricted common shares in its 506(b) Pre-Closing Offering to raise up to a total of $2,000,000 in that offering.  After the completion of the Pre-Closing Offering and the Closing of the Reorganization, INTB will cause INTB to (a) increase its authorized common shares to 500,000,000, and (b) effect a  forward split of the  common shares which will then be issued and outstanding as of the Closing of the Reorganization, to 60,000,000 common shares.”

All references to the terms of the Reorganization Agreement, the Second Amended Reorganization and the Second Amendment are qualified in their entirety by reference to the attached Exhibits to this Form 8-K.

ITEM 8.01 OTHER EVENTS.

On January 6, 2020, the Company completed at least the minimum portion of its proposed offering of up to $2,000,000. The Company raised $1,085,414.71 in a private offering pursuant to SEC Rule 506(b), from five investors.  The $1,085,414.71 consisted of cash of $350,000 and conversion of outstanding debt of $735,414.71.  The available funds are being used for working capital.  The private offering is continuing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Reorganization Agreement between INTB and Cannavolve, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTELLIGENT BUYING, INC.
Dated: January 8, 2020
/s/ Philip Romanzi
Philip Romanzi, CEO